UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Amylin Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Notice of the Annual Meeting and Proxy Statement

Annual Meeting

This Supplement provides updated information with respect to the 2012 Annual Meeting of Stockholders, or the “Meeting” of Amylin Pharmaceuticals, Inc., or the “Company,” to be held on Tuesday, May 15, 2012 at 9:00 a.m., local time at Company’s corporate offices located at 9360 Towne Centre Drive, San Diego, California, 92121 for purposes set forth in the Notice of 2012 Annual Meeting of Stockholders dated April 16, 2012, or the “Notice.”

The Notice, proxy statement dated April 16, 2012, or the Proxy Statement, and proxy card were mailed on or about April 16, 2012 to all stockholders entitled to vote at the Meeting. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Notice, Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

Withdrawal of Nominee for Election as Director

On May 14, 2012, Paul N. Clark resigned from the Board of Directors, or “Board,” and notified the Board that due to other time commitments, he has withdrawn his name for nomination for re-election at the Meeting. Upon receipt of Mr. Clark’s resignation, the Board adopted a resolution reducing the size of the Board to ten (10) Directors. As discussed further below, the revised list of nominees to be considered for election to the Board includes each of Adrian Adams, Teresa Beck, M. Kathleen Behrens, Ph.D., Daniel M. Bradbury, Paulo F. Costa, Alexander Denner, Ph.D., Karin Eastham, James R. Gavin III, M.D., Ph.D., Jay S. Skyler, M.D., MACP and Joseph P. Sullivan. Further information on the ten (10) nominees is provided below and in the Proxy Statement.

Proxy voting forms already returned by stockholders will remain valid and shares represented thereby will be voted at the Meeting unless revoked.

Election of Directors

Agenda Item 1 for the Meeting consists of the election of Directors, to serve until our 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. Because Mr. Clark resigned from the Board on May 14, 2012 and will no longer stand for re-election, shares represented by proxy voting forms received by the Company will be voted for the remaining ten (10) nominees as instructed on the proxy card and will not be voted for Mr. Clark. The following are the Board’s nominees for election as Directors:

Name	Director Since
Adrian Adams	2007
Teresa Beck	2007
M. Kathleen Behrens, Ph.D.	2009
Daniel M. Bradbury	2006
Paulo F. Costa	2009
Alexander Denner, Ph.D.	2009
Karin Eastham	2005
James R. Gavin III, M.D., Ph.D.	2005
Jay S. Skyler, M.D., MACP	1999
Joseph P. Sullivan	2003

Biographical information with respect to all nominees and share ownership information with respect to all nominees is set forth in the Proxy Statement under the captions “Proposal 1, Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management.”

Other Matters

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement. If any other matters properly come before the Meeting, it is the intention of the persons named on the proxy card to vote the shares they represent in accordance with their best judgment on each of such matters.

By Order of the Board of Directors

/s/ Daniel M. Bradbury
Daniel M. Bradbury
President and Chief Executive Officer

San Diego, California

May 15, 2012